EXHIBIT 99.1

                MAYTAG CORPORATION CHALLENGES LEGISLATORS' LETTER

NEWTON, Iowa, Jan. 13 /PRNewswire-FirstCall/ -- Maytag Corporation (NYSE: MYG) said today that it was disappointed to learn that U.S. Sen. Tom Harkin (D -
Iowa) and U.S. Rep. Leonard Boswell (D - Iowa) had sent a letter to the Justice Department expressing concern about the competitive effects of Whirlpool Corporation's (NYSE: WHR) proposed merger with Maytag.

Maytag said that the letter ignores fundamental competitive realities of the appliance industry. The four largest U.S. retailers now control over 65 percent of U.S. appliance sales, and, as a result, exert tremendous pressure on appliance suppliers to be competitive on price and features. Moreover, foreign competitors like LG, Samsung, Haier and Bosch-Siemens, with strong consumer brands, are expanding rapidly at these and other retail outlets.

Maytag added that the transaction will result in significant efficiencies that will make the combined firm better able to compete with growing foreign competition, as well as with its traditional rivals -- GE, Frigidaire and Sears' Kenmore brand of products. Maytag also noted that the market shares contained in the letter are significantly overstated.

Through their letter, it is obvious that Sen. Harkin and Rep. Boswell are concerned about job loss in Iowa. However, it is important to note that whether or not a transaction occurs, the tough environment in which appliance industry manufacturers operate will continue to impact employment levels at facilities that are not cost competitive.

About Maytag Corporation

Maytag Corporation is a $4.8 billion home and commercial appliance company focused in North America and in targeted international markets. The corporation's primary brands are Maytag(R), Hoover(R), Jenn-Air(R), Amana(R), Dixie-Narco(R) and Jade(R).

Maytag Additional Information:

This document includes statements that do not directly or exclusively relate to historical facts. Such statements are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may include statements regarding benefits of the proposed transactions, expected cost savings and anticipated future financial operating performance and results, including estimates of growth. These statements are based on the current expectations of management of Maytag. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. For example, with respect to the transaction with Whirlpool (1) conditions to the closing of the transaction may not

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be satisfied or the merger agreement may be terminated prior to closing; (2)
Maytag may be unable to obtain the regulatory approvals required to close the transaction, or required regulatory approvals may delay the transaction or result in the imposition of conditions that could have a material adverse effect on Maytag or cause the parties to abandon the transaction; (3) Maytag may be unable to achieve cost-cutting goals or it may take longer than expected to achieve those goals; (4) the transaction may involve unexpected costs or unexpected liabilities; (5) the credit ratings of Maytag or its subsidiaries may be different from what the parties expect; (6) the businesses of Maytag may suffer as a result of uncertainty surrounding the transaction; (7) the industry may be subject to future regulatory or legislative actions that could adversely affect Maytag; and (8) Maytag may be adversely affected by other economic, business, and/or competitive factors. Additional factors that may affect the future results of Maytag are set forth in its filings with the Securities and Exchange Commission ("SEC"), which are available at http://www.maytagcorp.com . Maytag undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contact: John Daggett
Maytag Corporate Communications
(641) 787-7711,
john.daggett@maytag.com